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                             FIRST BANK SYSTEM, INC.

                                       and

                     FIRST CHICAGO TRUST COMPANY OF NEW YORK

                                                                as Warrant Agent




                          ----------------------------


                                WARRANT AGREEMENT

                          Dated as of October 2, 1995


                          -----------------------------


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

                               TABLE OF CONTENTS*

                                                                          Page

Parties      . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
Recitals     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
Section 1.   Appointment of Warrant Agent. . . . . . . . . . . . . . . .     1
Section 2.   Form of Warrant Certificates. . . . . . . . . . . . . . . .     1
Section 3.   Execution and Countersignature of Warrant Certificates. . .     2
Section 4.   Registration. . . . . . . . . . . . . . . . . . . . . . . .     3
Section 5.   Registration of Transfers and Exchanges . . . . . . . . . .     3
Section 6.   Duration and Exercise of Warrants and Residual Value. . . .     4
Section 7.   Payment of Taxes. . . . . . . . . . . . . . . . . . . . . .     6
Section 8.   Mutilated or Missing Warrant Certificates . . . . . . . . .     7
Section 9.   Reservation of Shares . . . . . . . . . . . . . . . . . . .     7
Section 10.  Obtaining of Governmental Approvals and Stock Exchange
             Listings. . . . . . . . . . . . . . . . . . . . . . . . . .     8
Section 11.  Adjustments of Exercise Price and Number of Shares
             Purchasable or Number of Warrants . . . . . . . . . . . . .     8
Section 12.  Fractional Warrants and Fractional Shares . . . . . . . . .    15
Section 13.  Notices to Warrantholders Upon Adjustment of Exercise
             Price . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
Section 14.  Warrant Certificate Holder Not Deemed a Stockholder . . . .    19
Section 15.  Merger, Consolidation or Change of Name of Warrant Agent. .    19
Section 16.  Warrant Agent . . . . . . . . . . . . . . . . . . . . . . .    20
Section 17.  Disposition of Proceeds of Exercise of Warrants . . . . . .    23
Section 18.  Change of Warrant Agent . . . . . . . . . . . . . . . . . .    23
Section 19.  Identity of Transfer Agent. . . . . . . . . . . . . . . . .    24
Section 20.  Notices . . . . . . . . . . . . . . . . . . . . . . . . . .    25
Section 21.  Supplements and Amendments. . . . . . . . . . . . . . . . .    26
Section 22.  Delivery of Prospectuses. . . . . . . . . . . . . . . . . .    26
Section 23.  Successors. . . . . . . . . . . . . . . . . . . . . . . . .    27
Section 24.  Termination . . . . . . . . . . . . . . . . . . . . . . . .    27
Section 25.  Governing Law . . . . . . . . . . . . . . . . . . . . . . .    27
Section 26.  Benefits of This Agreement. . . . . . . . . . . . . . . . .    27
Section 27.  Counterparts. . . . . . . . . . . . . . . . . . . . . . . .    27
Section 28.  Captions. . . . . . . . . . . . . . . . . . . . . . . . . .    28
Testimonium  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    28
Signatures and Seals . . . . . . . . . . . . . . . . . . . . . . . . . .    28
Exhibit A.   Form of Warrant Certificate . . . . . . . . . . . . . . . .   A-1


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*    This Table of Contents does not constitute a part of this Agreement or have any bearing upon the interpretation of any of its terms or provisions.

     WARRANT AGREEMENT dated as of October 2, 1995, between First Bank System, Inc., a Delaware corporation (the "Company"), and First Chicago Trust Company of New York, a corporation duly organized and existing under the laws of the State of New York, as Warrant Agent (the "Warrant Agent").

     WHEREAS, the Company proposes to issue a maximum of 50,000 warrants entitling the holders thereof to purchase an aggregate of a maximum of 50,000 shares of its common stock, $1.25 par value (the "Common Stock") (such shares being hereinafter referred to as the "Shares"); such warrants being herein referred to as the "Warrants" and the certificates evidencing the Warrants being hereinafter referred to as "Warrant Certificates"; and

     WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, registration, transfer, exchange, replacement and exercise of Warrant Certificates and other matters as provided herein;

     NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

     SECTION 1. APPOINTMENT OF WARRANT AGENT. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions set forth hereinafter in this Agreement, and the Warrant Agent hereby accepts such appointment.

     SECTION 2. FORM OF WARRANT CERTIFICATES. The Warrant Certificates to be delivered pursuant to this Agreement shall be in registered form only and shall be substantially in the form set forth in Exhibit A attached hereto.

     SECTION 3.  EXECUTION AND COUNTERSIGNATURE OF WARRANT CERTIFICATES.
Warrant Certificates shall be signed on behalf of the Company by the person who, at the date of such execution, shall be its President, Chief Executive Officer, or a Vice President and by its Secretary or an Assistant Secretary, and such execution shall be under the Company's corporate seal. Each such signature upon the Warrant Certificates may be in the form of a facsimile signature of the present or any future President, Chief Executive Officer, Vice President, Secretary or Assistant Secretary and may be imprinted or otherwise reproduced on the Warrant Certificates, and for that purpose the Company may adopt and use the facsimile signature of any person who shall have been President, Chief Executive Officer, a Vice President, Secretary or an Assistant Secretary on the date of such adoption and use by the Company. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Warrant Certificates.

     In case any officer of the Company who shall have signed, or whose facsimile signature shall have been imprinted by or at the Company's order on, any of the Warrant Certificates shall cease to be such officer before the Warrant Certificates so signed or imprinted shall have been countersigned by the Warrant Agent or disposed of by the Company, such Warrant Certificates nevertheless may be countersigned and delivered or disposed of as though such person had not ceased to be such officer of the Company.

     In connection with the initial issuance of the Warrant Certificates, upon receipt of Warrant Certificates executed by the Company and a written order of the Company executed by its President, Chief Executive Officer or a Vice President and by its Secretary or an Assistant Secretary (a "Company Order"), the Warrant Agent shall countersign and deliver Warrant Certificates in accordance with the instructions contained in such order.

     At any time and from time to time after the execution and delivery of this Warrant Agreement, the Company may deliver Warrant Certificates executed by the Company to the Warrant Agent, together with a Company Order for the countersignature and delivery by the Warrant Agent of such Warrant Certificates, and the Warrant Agent in accordance with such Company Order shall countersign and deliver such Warrant Certificates as in this Warrant Agreement provided and not otherwise.

     Warrant Certificates shall be dated the date of countersignature by the Warrant Agent.

     SECTION 4. REGISTRATION.  Warrant Certificates distributed as provided in
Section 11 shall be registered in the names of the record holders of the Warrant Certificates to whom they are to be distributed.

     The Company and the Warrant Agent may deem and treat the registered holder of a Warrant Certificate as the absolute owner thereof for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

     SECTION 5. REGISTRATION OF TRANSFERS AND EXCHANGES. The Warrant Agent shall from time to time register the transfer of any outstanding Warrant Certificates upon the records to be maintained by it for that purpose (the "Warrant Register"), upon surrender thereof to the Warrant Agent at its office maintained for the purpose of registration of the issuance, exchange, transfer or exercise of the Warrants at the location specified in Section 20 of this Agreement (the "Warrant Agent Office"), accompanied (if so required by the Warrant Agent or by the Company) by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent or the Company, as the case may be, duly executed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney. Upon any such registration of transfer, a new Warrant Certificate or Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants shall be issued to the transferee.

     Warrant Certificates may be exchanged at the option of the holders thereof, when surrendered to the Warrant Agent at the Warrant Agent Office, for a new Warrant Certificate or new Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants.

     Warrant Certificates surrendered for exchange, transfer or exercise shall be canceled by the Warrant Agent. Such canceled Warrant Certificates shall then be disposed of by the Warrant Agent in a manner satisfactory to the Company.

     SECTION 6. DURATION AND EXERCISE OF WARRANTS AND RESIDUAL VALUE. The Warrants shall expire at 5:00 p.m. New York time on May 17, 2005 (such date of termination being herein referred to as the "Termination Date"). Each Warrant may be exercised on any Business Day (as hereinafter defined) during the period commencing at the opening of business on the date on or after May 18, 1995, that Warrants are first issued pursuant to this Agreement (or the next day thereafter on which banks in New York City are not required or authorized to be closed (a "Business Day") if the date of such issuance is not a Business Day) and ending at the close of business on the Termination Date (or the next preceding Business Day if the Termination Date is not a Business Day) (the "Exercise Period").

     Subject to the provisions of this Agreement, during the Exercise Period the holder of each Warrant shall have the right to purchase from the Company (and the Company shall issue and sell to such holder) one (or such other number as shall be determined by adjustment pursuant to the provisions of Section 11 hereof) fully paid and nonassessable whole Share at an exercise price of $40.50 per share (such exercise price as the same may be adjusted from time to time pursuant to the provisions of Section 11 hereof, being herein referred to as the "Exercise Price") upon the surrender on any Business Day during such Exercise Period to the Warrant Agent at the Warrant Agent Office of the Warrant Certificate evidencing such Warrant, with the form of election to purchase on the reverse thereof duly filled in and signed, and upon payment to the Warrant Agent for the account of the Company of the Exercise Price in lawful money of the United States of America. Payment of the aggregate Exercise Price shall be made by certified or official bank check. The Warrants evidenced by a Warrant Certificate shall be exercisable during the Exercise Period, at the election of the registered holder thereof, either as an entirety or from time to time for part of the number of Warrants specified in the Warrant Certificate. In the event that less than all the Warrants evidenced by a Warrant Certificate surrendered upon the exercise of Warrants are exercised at any time prior to the close of business on the Termination Date, a new Warrant Certificate or Certificates will be issued for the remaining number of Warrants evidenced by the Warrant Certificate so surrendered.

     Subject to Section 7, upon such surrender of a Warrant Certificate and payment of the Exercise Price, the Warrant Agent shall requisition from the transfer agent for the Shares for issuance and delivery to or upon the written order of the registered holder of such Warrant Certificate and in such name or names as such registered holder may designate a certificate or certificates for the Share or Shares issuable upon such exercise. Such certificate shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become the holder of record of such Share or Shares as of the date of the surrender of such Warrant Certificate and payment of the Exercise Price.

     SECTION 7. PAYMENT OF TAXES. The Company will pay all documentary stamp taxes attributable to the issuance of Warrant Certificates or the issuance of Shares upon the exercise of Warrants; PROVIDED, HOWEVER, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue of any Warrant Certificates, or in respect of the issue of any certificates for Shares upon exercise of Warrants, in a name other than that of the registered holder of a Warrant Certificate surrendered upon the exercise of a Warrant, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     SECTION 8. MUTILATED OR MISSING WARRANT CERTIFICATES. In case any of the Warrant Certificates shall be mutilated, lost, stolen or destroyed, the Company may in its discretion issue, and the Warrant Agent shall, upon the order of the Company, countersign and deliver, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant Certificate and indemnity or bond, if requested, also satisfactory to them. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such sums as the Company may require to cover any fees and expenses (including the fees and expenses of the Warrant Agent) in connection therewith.

     SECTION 9. RESERVATION OF SHARES. The Company will at all times through the close of business on the Termination Date reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock, for the purpose of enabling it to satisfy any obligation to issue Shares upon exercise of Warrants, the number of Shares deliverable upon the exercise of all outstanding Warrants.

     Before taking any action which would cause an adjustment pursuant to
Section 11 reducing the Exercise Price below the then par value (if any) of the Shares issuable upon exercise of the Warrants, the Company will take any corporate action which may, in the opinion of its counsel (which may be counsel employed by the Company), be necessary in order that the Company may validly and legally issue fully paid and nonassessable Shares at the Exercise Price as so adjusted.

     The Company represents and warrants that all Shares issued upon exercise of the Warrants will, upon issuance in accordance with the terms of this Agreement, be duly authorized, validly issued, fully paid and nonassessable and free from all liens and security interests thereon created by the Company.

     SECTION 10. OBTAINING OF GOVERNMENTAL APPROVALS AND STOCK EXCHANGE LISTINGS. The Company covenants that if any of the Shares required to be reserved for purposes of exercise of Warrants require, under any federal securities law or applicable governing rule or regulation of any national securities exchange, registration or approval of any governmental authority, or listing on any such national securities exchange before the Shares may be issued upon exercise, the Company will in good faith prior to the issuance of the Shares endeavor to cause the Shares to be duly registered, approved or listed on the relevant national securities exchange, as the case may be; provided, however, that in no event shall such Shares be issued, and the Company is hereby authorized to suspend the exercise of all Warrants, for the period during which such registration, approval or listing is required but not in effect.

     SECTION 11. ADJUSTMENTS OF EXERCISE PRICE AND NUMBER OF SHARES PURCHASABLE OR NUMBER OF WARRANTS. The Exercise Price and the number of Shares purchasable upon the exercise of each Warrant and the number of Warrants outstanding are subject to adjustment from time to time upon the occurrence of the events enumerated in this Section 11.

     (a)  In case the Company shall at any time after the date of this Agreement
(i) declare a dividend on the Common Stock payable in shares of Common Stock,

(ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the Exercise Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of capital stock issuable upon exercise of a Warrant shall on such date be proportionately adjusted to the extent necessary so that the holder of any Warrant exercised after such time shall be entitled to receive the aggregate number and kind of shares of capital stock which, if such Warrant had been exercised immediately prior to such date, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification. Such adjustment shall be made successively whenever any event listed above in this paragraph (a) shall occur.

     (b) In case the Company shall issue rights or warrants to all holders of Common Stock entitling them (for a period expiring within 45 calendar days after the date of issuance) to subscribe for or purchase Common Stock (or securities convertible into Common Stock) at a price per share of Common Stock (or having a conversion price per share of Common Stock, if a security convertible into Common Stock) less than the current market price per share of Common Stock (as defined in Section 11(d)) on the record date mentioned below, the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise

Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered (or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined by the Board of Directors of the Company. Shares of Common Stock owned by or held for the account of the Company or any majority-owned subsidiary shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed, but such subsequent adjustment shall not affect the number of Shares issued upon any exercise of Warrants prior to the date such adjustment is made.

     (c) In case the Company shall fix a record date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends payable in Common Stock) or subscription rights or warrants (excluding those referred to in Section 11(b)), the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, of which the numerator shall be the current market price per share of Common Stock (as defined in Section 11(d)) on such record date, less the fair market value (as determined by the Board of Directors of the Company, whose determination shall be conclusive, and described in a statement filed with the Warrant Agent) of the portion of the assets or evidences of indebtedness so to be distributed or of such subscription rights or warrants applicable to one share of Common Stock, and of which the denominator shall be such current market price per share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that it is not so made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record had not been fixed.

     (d) For the purpose of any computation under Section 11(b) or (c), the current market price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the 30 consecutive trading days on the New York Stock Exchange commencing 45 trading days before such date. The closing price for each day shall be the last sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on such exchange, on the principal national securities exchange on which Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the average of the highest reported bid and lowest reported asked price as furnished by the National Association of Securities Dealers ("NASD") or similar organization if the NASD is no longer reporting such information.

     (e) No adjustment in the Exercise Price shall be required unless such adjustments would require an increase or decrease of at least 1% in such price; PROVIDED, HOWEVER, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

     (f) In the event that at any time, as a result of an adjustment made pursuant to Section 11(a), the holder of any Warrant thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Shares contained in Sections 11(a) through (c), inclusive, and the provisions of Sections 6, 7, 9, 10, 11(e), 11(j) and 12 with respect to the Shares shall apply on like terms to any such other shares.

     (g) In any case in which this Section 11 shall require that an adjustment in the Exercise Price be made effective as of record date for a specified event, the

Company may elect to defer until the occurrence of such event the issuing to the holder of any Warrant exercised after such record date the Shares and other capital stock of the Company, if any, issuable upon such exercise over and above the Shares and other capital stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; PROVIDED, HOWEVER, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

     (h)  Unless the Company shall have exercised its election as provided in
Section 11(i), upon each adjustment of the Exercise Price as a result of the calculations made in Section 11(a), (b) or (c), each Warrant outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Exercise Price, that number of Shares (calculated to the nearest hundredth) obtained by (i) multiplying the number of Shares purchasable upon exercise of a Warrant immediately prior to such adjustment of the number of Shares by the Exercise Price in effect immediately prior to such adjustment of the Exercise Price, and (ii) dividing the product so obtained by the Exercise Price in effect immediately after such adjustment of the Exercise Price.

     (i) The Company may elect on or after the date of any adjustment of the Exercise Price to adjust the number of Warrants, in substitution for an adjustment in the number of Shares purchasable upon the exercise of a Warrant as provided in Section 11(h).

     (j) In case of any capital reorganization of the Company, or in case of the consolidation of the Company with or the merger of the Company into any other corporation (other than a consolidation or merger in which the Company is the continuing corporation) or of the sale of the properties and assets of the Company as, or substantially as, an entirety to any other corporation, each Warrant shall after such reorganization, consolidation, merger or sale be exercisable, upon the terms and conditions specified in this Agreement, for the number of shares of stock or other securities or property to which a holder of the number of Shares purchasable (at the time of such reorganization, consolidation, merger or sale) upon exercise of such Warrant would have been entitled upon such reorganization, consolidation, merger or sale; and in any such case, if necessary, the provisions set forth in this Section 11 with respect to the rights and interest thereafter of the holders of the Warrants shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property thereafter deliverable on the exercise of the Warrants.

     (k) Any determination as to fair market value pursuant to this Section 11 or as to whether an adjustment in the Exercise Price in effect hereunder is required pursuant to Sections 11(a) through 11(c), or as to the amount of any such adjustment, if required, shall be binding upon the holders of Warrants and the Company if made in good faith by the Company and, if required by the provisions of Section 13, evidenced by a certificate of a firm of independent public accountants (who may be the independent accountants regularly employed by the Company) selected by the Company.

     SECTION 12.  FRACTIONAL WARRANTS AND FRACTIONAL SHARES.

     (a) The Company shall not be required to issue fractions of Warrants on any distribution of Warrants to holders of Warrant Certificates pursuant to
Section 11(i) or to distribute Warrant Certificates which evidence fractional Warrants. In lieu of such fractional Warrants there shall be paid to the registered holders of the Warrant Certificates with regard to which such fractional Warrants would otherwise be issuable an amount in cash equal to the same fraction of the current market value of a full Warrant. For purposes of this Section 12(a), the current market value of a Warrant shall be the closing price of the Warrant (as determined pursuant to the method delineated for such a determination in respect of the Common Stock in the second sentence of Section 11(d)) for the trading day immediately prior to the date on which such fractional Warrant would have been otherwise issuable.

     (b) Notwithstanding an adjustment pursuant to Section 11(h) in the number of Shares purchasable upon the exercise of a Warrant, the Company shall not be required to issue fractions of Shares upon exercise of the Warrants or to distribute certificates which evidence fractional Shares. In lieu of fractional Shares, there shall be paid to the registered holders of Warrant Certificates at the time such Warrant Certificates are issued as herein provided an amount in cash equal to the same fraction of the current market value of a share of Common Stock. For purposes of this Section 12(b), the current market value of a share of Common Stock shall be the closing price of a share of Common Stock (as determined pursuant to the second sentence of Section 11(d)) for the trading day immediately prior to the date of such exercise.

     SECTION 13. NOTICES TO WARRANTHOLDERS UPON ADJUSTMENT OF EXERCISE PRICE. Upon any adjustment of the Exercise Price pursuant to Section 11, the Company within 20 calendar days thereafter shall (a) deliver to the Warrant Agent a certificate setting forth the Exercise Price after such adjustment and setting forth in reasonable detail the method of calculation and the facts upon which such calculations are based and setting forth the number of Shares purchasable upon exercise of a Warrant or number of Warrants after such adjustment in the Exercise Price, which certificate shall be conclusive evidence of the correctness of the matters set forth therein, and (b) cause to be given to each of the registered holders of the Warrant Certificates, at the holder's address appearing on the Warrant Register, written notice of such adjustments by first-class mail, postage prepaid. Where appropriate, such notice may be given in advance and included as part of the notice required to be mailed under the other provisions of this Section 13. Whenever the Exercise Price is adjusted, as herein provided, the Company shall cause the Warrant Agent promptly to mail by first-class mail, postage prepaid, to each registered holder, notice of such adjustment or adjustments and shall deliver to the Warrant Agent a certificate setting forth the Exercise Price after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such certificate shall be conclusive evidence of the correctness of such adjustment. The Warrant Agent shall be entitled to rely on such certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same, from time to time, to any registered holder desiring an inspection thereof during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any registered holders to determine whether any facts exist which may require any adjustment of the Exercise Price or other stock or property purchasable on the exercise thereof, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment.

     In case:

          (a) the Company shall authorize the issuance to all holders of Common Stock of rights or warrants to subscribe for or purchase capital stock of the Company or of any other subscription rights or warrants;

          (b) the Company shall authorize the distribution to all holders of Common Stock of evidences of its indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends payable in Common Stock);

          (c) of any consolidation or merger to which the Company is a party and for which approval of any shareholders of the Company is required, or of the conveyance or transfer of the properties and assets of the Company substantially as an entirety, or of any capital reorganization or any reclassification of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination);

          (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

          (e) the Company proposes to take any other action which would require an adjustment of the Exercise Price pursuant to Section 11;
then the Company shall cause to be filed with the Warrant Agent and shall cause to be given to each of the registered holders of the Warrant Certificates at his address appearing on the Warrant Register, at least 20 calendar days (or 10 calendar days in any case specified in clauses (a) or (b) above) prior to the applicable record date hereinafter specified, by first-class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of shares of Common Stock to be entitled to receive any such rights, warrants or distribution are to be determined, or (ii) the date on which any such consolidation, merger, conveyance, transfer, reorganization, reclassification, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of record of shares of Common Stock shall be entitled to exchange such shares for securities or other property, if any, deliverable upon such consolidation, merger, conveyance, transfer, reorganization, reclassification, dissolution, liquidation or winding up. The failure to give notice required by this Section 13 or any defect therein shall not affect the legality or validity of any distribution, right, warrant, consolidation, merger, conveyance, transfer, reorganization, reclassification, dissolution, liquidation or winding up or the vote upon any action.

     SECTION 14. WARRANT CERTIFICATE HOLDER NOT DEEMED A STOCKHOLDER. Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders thereof the right to vote or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company.

     SECTION 15. MERGER, CONSOLIDATION OR CHANGE OF NAME OF WARRANT AGENT. Any corporation into which the Warrant Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the stock transfer or corporate trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor Warrant Agent under the provisions of Section 18. In case at the time such successor to the Warrant Agent shall succeed under this Agreement any of the Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates in the name of the predecessor Warrant Agent; and in all such cases, such countersignatures shall have the same effect as if the successor Warrant Agent had itself signed such Warrant Certificates.

     In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent whose name has changed may adopt the countersignature under its prior name, and in the case at the time any of the

Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates in its prior name, and in all such cases, such countersignatures shall have the same effect as if the successor Warrant Agent had itself signed such Warrant Certificates.

     SECTION 16. WARRANT AGENT. The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrants, by their acceptance thereof, shall be bound:

     (a) The statements of fact and recitals contained herein and in the Warrant Certificates shall be taken as statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of any of the same except such as describe the Warrant Agent or action taken or to be taken by it.

     (b) The Warrant Agent shall not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Warrant Certificates to be complied with by the Company, nor shall it at any time be under any duty or responsibility to any holder of a Warrant to make or cause to be made any adjustment in the Exercise Price or in the number of Shares issuable (except as instructed by the Company), or to determine whether any facts exist which may require any such adjustments, or with respect to the nature or extent of or method employed in making any such adjustments when made.

     (c) The Warrant Agent may consult at any time with counsel satisfactory to it (who may be counsel for the Company), and the Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion or the advice of such counsel.

     (d) The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of any Warrant Certificate for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate or other paper, document or instrument reasonably believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

     (e) The Company agrees to pay to the Warrant Agent reasonable compensation for all services rendered by the Warrant Agent under this Agreement, to reimburse the Warrant Agent upon demand for all reasonable expenses, disbursements and advances incurred or made by the Warrant Agent in accordance with the provisions of this Agreement and to indemnify the Warrant Agent and save it harmless against any and all losses, liabilities and expenses, including judgments, costs and reasonable counsel fees, incurred without negligence, bad faith or willful misconduct on its part, for anything done or omitted by the Warrant Agent arising out of or in connection with this Agreement.

     (f) The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or to take any other action likely to involve expense unless the Company or one or more registered holders of Warrant Certificates shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred.

     (g) The Warrant Agent, and any stockholder, director, officer or employee thereof, may buy, sell or deal in any of the Warrants or other securities of the

Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

     (h) The Warrant Agent shall act hereunder solely as agent for the Company, and its duties are only such duties as are specifically set forth in this Agreement.

     (i) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

     (j) The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof by the Company or in respect of the validity or execution of any Warrant Certificate by the Company; nor shall the Warrant Agent by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of the Shares to be issued pursuant to this Agreement or any Warrant Certificate or as to whether the Shares will when issued be validly issued, fully paid and nonassessable or, except with respect to the accuracy of the records kept by it pursuant to Section 5 hereof, as to the Exercise Price or the number of Shares issuable upon exercise of any Warrant.

     (k) The Warrant Agent is hereby authorized and directed to apply to and to accept instructions with respect to the performance of its duties hereunder from the

President, Chief Executive Officer, any Vice President, the Secretary or an Assistant Secretary of the Company, and to apply to such officers for advice or instructions in connection with its duties, and shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with the terms of this Agreement and instructions of any such officer.

     SECTION 17. DISPOSITION OF PROCEEDS OF EXERCISE OF WARRANTS. The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all moneys received by the Warrant Agent on the purchase of Shares through the exercise of Warrants either by bank check or certified check or wire transfer.

     SECTION 18. CHANGE OF WARRANT AGENT. If the Warrant Agent shall resign (such resignation to become effective not earlier than 30 days after the giving of written notice thereof to the Company and the registered holders of Warrant Certificates) or shall become incapable of acting as Warrant Agent, the Company shall appoint a successor. If the Company shall fail to make such appointment within a period of 30 days after it has been so notified in writing by the Warrant Agent or by the registered holder of a Warrant Certificate (in the case of incapacity of the Warrant Agent), then the registered holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a successor to the Warrant Agent. Pending appointment of a successor to the Warrant Agent, either by the Company or by such a court, the duties of the Warrant Agent shall be carried out by the Company. Any successor warrant agent, whether appointed by the Company or by such a court, shall be (a) a bank or trust company, or (b) an affiliate thereof with a corporate trust or stock transfer department, in each case in good standing, incorporated under the laws of the United States of America or any state thereof and must have at the time of its appointment as warrant agent a combined capital and surplus of at least $50,000,000. After appointment the successor warrant agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor warrant agent any property at the time held by it hereunder and execute and deliver, at the expense of the Company, any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in this Section 18, however, or any defect therein, shall not affect the legality or validity of the removal of the Warrant Agent or the appointment of a successor warrant agent as the case may be.

     SECTION 19. IDENTITY OF TRANSFER AGENT. The Warrant Agent currently acts as Transfer Agent for the Common Stock. Forthwith upon the appointment of any subsequent transfer agent for the Common Stock, of any other shares of the Company's capital stock issuable upon exercise of the Warrant, the Company will file with the Warrant Agent a statement setting forth the name and address of such subsequent transfer agent.

     SECTION 20. NOTICES. Any notice or demand authorized by this Agreement to be given or made by the Warrant Agent or by the registered holder of any Warrant Certificate to or on the Company shall be sufficiently given or made if sent by mail, first class or registered, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

                             First Bank System, Inc.
                                First Bank Place
                             601 Second Avenue South
                           Minneapolis, MN 55402-4302
                          Attention: Corporate Secretary


     In case the Company shall fail to maintain such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations may be made and notices and demands may be served at the principal office of the Warrant Agent.

     Any notice pursuant to this Agreement to be given by the Company or by the registered holder of any Warrant Certificate to the Warrant Agent shall be sufficiently given if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) to the Warrant Agent as follows:

     By Mail:

                     First Chicago Trust Company of New York
                                   Suite 4660
                                  P.O. Box 2565
                          Jersey City, N.J. 07303-2565
                        Attention:  Tenders and Exchanges

     By Hand or Overnight Courier:

                     First Chicago Trust Company of New York
                                   Suite 4680
                          14 Wall Street, 8th Floor
                               New York, NY 10005

     Any notice pursuant to this Agreement to be given to the registered holder of any Warrant Certificate shall be given to such holder by first-class mail, postage prepaid, at his address appearing on the Warrant Register.

     SECTION 21. SUPPLEMENTS AND AMENDMENTS. The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any holders of Warrant Certificates in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and which shall not adversely affect the interests of the holders of the Warrant Certificates.

     SECTION 22. DELIVERY OF PROSPECTUSES. For so long as the Company may be required by the Securities Act of 1933, as amended, or any other applicable federal or state law, to furnish a prospectus to holders of Warrants upon their exercise of Warrants, the Company shall cause to be kept at the Warrant Agent Office sufficient quantities of such prospectus for delivery to holders of Warrants upon their exercise thereof, and the Warrant Agent hereby agrees to deliver or cause to be delivered such prospectuses to such holders of Warrants together with the shares of Common Stock or other securities receivable by such holders of Warrants upon such exercise.

     SECTION 23. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

     SECTION 24. TERMINATION. This Agreement shall terminate when all the Warrants outstanding hereunder shall have been exercised or expired and the Warrant Agent shall have fulfilled all its obligations hereunder. Notwithstanding the foregoing, this Agreement will terminate on any earlier date if all Warrants have been exercised. The provisions of Section 16 shall survive such termination.

     SECTION 25. GOVERNING LAW. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

     SECTION 26. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or entity other than the Company, the Warrant Agent and the registered holders of Warrant Certificates any legal or equitable right, remedy or claim under this Agreement, but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent and the registered holders of the Warrant Certificates.

     SECTION 27. COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     SECTION 28. CAPTIONS. The captions of the Sections and subsections of this Agreement have been inserted for convenience only and shall have no substantive effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the date first above written.


                                        FIRST BANK SYSTEM, INC.


                                        By: /s/ Ann E. Underbrink
                                            --------------------------------
                                        Name: Ann E. Underbrink
                                              ------------------------------
                                        Title: Vice President
                                               -----------------------------



Attest:

/s/  John A. Blumenfeld
--------------------------
Name: John A. Blumenfeld
      --------------------
Title: Assistant Secretary
      --------------------

                                        FIRST CHICAGO TRUST
                                        COMPANY OF NEW YORK


                                        By /s/ Joanne Gorostiola
                                           -----------------------------
                                        Name: Joanne Gorostiola
                                              --------------------------
                                        Title: Assistant Vice President
                                               -------------------------
[Seal]

Attest:


/s/ Ralph Persico
-------------------------------

Name: Ralph Persico
     --------------------------
Title: Customer Service Officer
       ------------------------

                                                                      EXHIBIT A


                        VOID AFTER 5:00 P.M., NEW YORK TIME
                                  ON MAY 17, 2005
Certificate Number                                          Registered Warrants
W-________________                                              5 Warrants

                                FIRST BANK SYSTEM, INC.
                      WARRANTS TO PURCHASE SHARES OF COMMON STOCK
                                                               CUSIP 319279 12 1

See Reverse Side for Additional Provisions

     THIS WARRANT CERTIFICATE CERTIFIES that________________________________, or or registered assigns, is the registered holder of the number of Warrants (the "Warrants") expiring May 17, 2005 to purchase shares of Common Stock, $1.25 par value, of First Bank System, Inc., a Delaware corporation (the "Company"). This Warrant Certificate is issued under and in accordance with the Warrant Agreement (the "Warrant Agreement") dated as of October 2, 1995, between the Company and First Chicago Trust Company of New York, as Warrant Agent.

    Each Warrant entitles the holder to purchase from the Company during the period from the date on or after May 18, 1995, that Warrants are first issued pursuant to the Warrant Agreement through May 17, 2005 (the "Exercise Period"), one (or such other number as may be determined by adjustment pursuant to the Warrant Agreement upon the occurrence of certain events) fully paid and nonassessable share of Common Stock, $1.25 par value, of the Company (the "Shares") at the initial exercise price of $40.5 per Share or at such other price as determined by adjustment pursuant to the Warrant Agreement upon the occurrence of certain events (the "Exercise Price") payable in lawful money of the United States of America upon surrender of this Warrant Certificate and payment of the Exercise Price at the office or agency of the Warrant Agent in Jersey City, New Jersey (the "Warrant Agent Office"), but only subject to the conditions set forth herein and in the Warrant Agreement.

    No Warrant may be exercised after the close of business on May 17, 2005 (the "Termination Date"). To the extent not exercised prior to the close of business on the Termination Date, all Warrants evidenced hereby shall be null and void and shall no longer be exercisable.

    Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof, and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

    This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent, as such term is used in the Warrant Agreement.

     WITNESS the facsimile seal of the Company and facsimile signatures of its duly authorized officers.

Dated:                                 FIRST BANK SYSTEM, INC.

                                       By
                                         -------------------------------------
                                           Title:

                                       By
                                         -------------------------------------
                                           Title:

Countersigned and Registered:

First Chicago Trust Company
of New York, as Warrant Agent
ATTEST:

By_______________________________
      Authorized Signature

    Each Warrant evidenced by this Warrant Certificate is part of a duly authorized issue of Warrants expiring May 17, 2005, to purchase one share (subject to adjustment) of Common Stock, $1.25 par value, of the Company, and is issued or to be issued pursuant to a Warrant Agreement dated as of October 2, 1995 (the "Warrant Agreement"), duly executed and delivered by the Company and First Chicago Trust Company of New York, as Warrant Agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

    Warrants may be exercised to purchase Shares from the Company during the period from the date on or after May 18, 1995, that Warrants are first issued pursuant to the Warrant Agreement through the close of business on the Termination Date (the "Exercise Period"), at the Exercise Price set forth on the face hereof, subject to adjustment, as hereinafter referred to. The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering the Warrant Certificate, with the form of election to purchase set forth hereon properly completed and executed, together with payment of the Exercise Price at the Warrant Agent Office. Payment of the aggregate Exercise Price shall be made by certified or official bank check. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or the holder's assignee a new Warrant Certificate evidencing the number of Warrants not exercised.

    The Company has covenanted that if any of the Shares required to be reserved for purposes of exercise of Warrants require, under any federal securities law or applicable governing rule or regulation of any national securities exchange, registration or approval of any governmental authority, or listing on any such national securities exchange before the Shares may be issued upon exercise, the Company will in good faith prior to the issuance of the Shares endeavor to cause the Shares to be duly registered, approved or listed on the relevant national securities exchange, as the case may be; provided, however, that in no event shall such Shares be issued, and the Company is authorized to suspend the exercise of all Warrants, for the period during which such registration, approval or listing is required but not in effect.

    The Warrant Agreement provides that, upon the occurrence of certain events, the Exercise Price set forth on the face hereof may, subject to certain conditions, be adjusted. If the Exercise price is adjusted, the Warrant Agreement provides that, at the election of the Company, either (a) the number of Shares purchasable upon the exercise of each Warrant shall be adjusted, or (b) each outstanding Warrant shall be adjusted to become a different number of Warrants. In the latter event, the Company will cause to be distributed to registered holders of Warrant Certificates either Warrant Certificates representing the additional Warrants issuable pursuant to the adjustment or substitute Warrant Certificates to replace all outstanding Warrant Certificates.

    The Company shall not be required to issue fractions of Warrants or fractions of Shares or any certificates which evidence fractional Warrants or fractional Shares. In lieu of such fractional Warrants and fractional Shares there shall be paid to the registered holders of the Warrant Certificates with regard to which such fractional Warrants or fractional Shares would otherwise be issuable an amount in cash equal to the same fraction of the current market value (as determined pursuant to the Warrant Agreement) of a full Warrant or a full Share, as the case may be.

    Warrant Certificates, when surrendered at the Warrant Agent Office by the registered holder thereof in person or by legal representative by an attorney duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

    Upon due presentation for registration of transfer of this Warrant Certificate at the Warrant Agent Office, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee in exchange for this Warrant Certificate, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

    The Company and the Warrant Agent may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate for all purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

    The following abbreviations, when used in the Inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -- as tenants in common     UNIF GIFT MIN ACT-_______________________
                                                               (Cust)
TEN ENT  -- as tenants by the        Custodian________________________________
            entireties                                (Minor)

JT TEN   -- as joint tenants with    under Uniform Gifts to Minors Act_________
            right of survivorship                                       (State)
            and not as tenants
            in common
COM PROP -- as community property

    Additional abbreviations may also be used though not in the above list.

                          FORM OF ELECTION TO EXERCISE
      (To be executed upon exercise of Warrant during the Exercise Period)

    The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase ____________________ Shares and herewith tenders payment for such Shares in the amount of $ ____________________ in accordance with the terms hereof. The undersigned requests that a certificate representing such Shares be registered in the name of ____________________, whose address is __________________________________, and that such certificate be delivered to ________________________________, whose address is
 ________________________________________.
    If said number of Shares is less than all the Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the balance of the Shares be registered in the name of __________________________, whose
address   is ________________________________________ .
    Any cash payments to be paid in lieu of a fractional Share should be made to ________________________________________________, whose address is
________________________________________, and  the check representing  payment
thereof should be delivered to ___________________________,   whose address is
________________________________________ .

Dated:____________   Taxpayer Identification or Social Security Number ________

____________________________________            ________________________________
(Name of holder of Warrant Certificate. Please print)         Signature

Address:_______________________________________________________________________
          Street          City            State                        Zip Code

Signature Guaranteed:___________________________________________________________

NOTE: THE ABOVE SIGNATURE OF WARRANT HOLDER MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

                               FORM OF ASSIGNMENT
    For value received,_________________________________________  hereby  sells, assigns and transfers unto______________________________________________________
                         (Please print name and address)
the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ________________ ________________ attorney, to transfer said Warrant Certificate on the books of the within-named Company, with full power of substitution in the premises.

Dated:________________                ________________________________________
                                                   Signature

Signature Guaranteed:__________________________________________________________

NOTE: THE ABOVE SIGNATURE OF WARRANT HOLDER MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.


                                       A-2